Exhibit 10.31

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (this “Settlement Agreement”) is made this 11th day of October, 2002, by and between ViroPharma Incorporated, a Delaware corporation (“ViroPharma”),and PCAS SA, a French corporation (“PCAS”). For convenience, each of ViroPharma and PCAS may be referred to in this Settlement Agreement as a “Party” and collectively as “Parties.”

Background

ViroPharma and PCAS are parties to that certain Commercial Manufacturing Agreement, effective as of May 22, 2001, (the “Manufacturing Agreement”) for the manufacture of Pleconaril. As a result of disagreements that have arisen under the Manufacturing Agreement, the Parties have decided to settle and resolve such claims in this Settlement Agreement to enable the parties to continue to perform the Manufacturing Agreement upon its terms.

In consideration of the mutual covenants and releases contained in this Settlement Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.    Certain Capitalized Terms.    Capitalized terms used in this Settlement Agreement shall have the respective meanings ascribed to such terms in the Manufacturing Agreement and in this Settlement Agreement.

2.    Settlement.    ViroPharma and PCAS hereby settle and resolve all claims that they have formulated or that they may have against each other under the Manufacturing Agreement as of the date of this Settlement Agreement.

3.    Mutual Releases.

(a)    By ViroPharma.    Subject to Section 3(c) of this Settlement Agreement, ViroPharma, for itself and anyone claiming by, through or under ViroPharma, hereby knowingly and voluntarily releases and forever discharges PCAS and its affiliates, and their past and present shareholders, partners, directors, officers, employees, agents and attorneys of any of the foregoing, and the predecessors, successors, assigns, heirs and personal representatives of any of the foregoing, and all insurers of any of the foregoing (collectively with PCAS, the “PCAS Parties”) of and from any and all claims, duties, obligations, liabilities, debts, demands, expenses, costs, actions, and causes of action, whether at law or in equity, known or unknown, accrued or unaccrued, matured or unmatured, individually or derivatively, that ViroPharma or anyone claiming by, through or under ViroPharma ever had, has, or may have under the Manufacturing Agreement, any Firm Order, or invoice as of the date of this Settlement Agreement. For the sake of clarity, the Parties acknowledge that PCAS shall be under no obligation to manufacture the remaining quantity of API (1800 kilos) to be manufactured and delivered under Order No. M000010.

(b)    By PCAS.    Subject to Section 3(c) of this Settlement Agreement, PCAS, for itself and anyone claiming by, through or under PCAS, hereby knowingly and voluntarily releases and forever discharges ViroPharma and its affiliates, and their past and present shareholders, partners, directors, officers, employees, agents and attorneys of any of the foregoing, and the predecessors, successors, assigns, heirs and personal representatives of any of the foregoing, and all insurers of any of the foregoing (collectively with ViroPharma, the “ViroPharma Parties”) of and from any and all claims, duties, obligations, liabilities, debts, demands, expenses, costs, actions, and causes of action, whether at law or in equity, known or unknown, accrued or unaccrued, matured or unmatured, individually or derivatively, that PCAS or anyone claiming by, through or under PCAS ever had, has, or may have under the Manufacturing Agreement, any Firm Order, or invoice as of the date of this Settlement Agreement. For the sake of clarity, the Parties acknowledge that ViroPharma shall be under no obligation to accept delivery or pay for the remaining quantity of API (1800 kilos) to be manufactured and delivered under Order No. M000010.

(c)    Exceptions.    Nothing contained in this Settlement Agreement shall settle, release, discharge or otherwise affect any of the Parties’ respective representations, warranties, obligations, agreements and covenants under this Settlement Agreement.

4.    No Admission.    The entry into this Settlement Agreement by ViroPharma, on the one hand, and PCAS, on the other hand, does not constitute an admission by either of them as to the merit or lack of merit of any claims brought or that could have been brought against the other or any defences asserted or that could have been asserted with respect thereto, nor does it constitute an admission by either of the Parties for any other purpose. Rather, each of the Parties is entering into this Settlement Agreement without making any admissions, and is doing so solely to avoid the expense that would be involved in proceeding any further with their dispute regarding the Manufacturing Agreement.

5.    Viropharma’s Payment Obligation.

On the date hereof ViroPharma shall pay PCAS U.S. by way of bankers draft delivered to PCAS by Viropharma simultaneously with the signature of this Settlement Agreement. PCAS confirms that ViroPharma has delivered this amount to PCAS and so acknowledges receipt of amounts due by ViroPharma under this Article 5.

6.    Disposition of Material.

PCAS shall at its sole cost and expense either store or destroy all API, Pleconaril and Starting Materials, other than VP 50665, in the possession of PCAS or InterChem, and PCAS shall not sell, give or otherwise transfer such API, Pleconaril or Starting Materials, other than VP 50665, to any third party.

7.    Representations and Warranties.

(a)    By ViroPharma.    ViroPharma hereby represents and warrants to PCAS as follows:

(i)    Existence; Good Standing.  ViroPharma is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority and legal right to execute, deliver and perform this Settlement Agreement.

(ii)    Due Authorization; Noncontravention.  ViroPharma’s execution, delivery and performance of this Settlement Agreement has been duly authorized by all corporate action required to be taken on the part of ViroPharma and will not violate, conflict with or result in a default (with or without notice or lapse of time or both) under (A) ViroPharma’s charter or bylaws, as applicable, (B) any law, rule or regulation applicable to ViroPharma, (C) any provision of any order, injunction, judgment or decree of any court or governmental instrumentality entered against or binding upon ViroPharma, or (D) any material mortgage, indenture, contract or agreement or instrument to which ViroPharma is a party or by which ViroPharma is legally bound.

(iii)    Enforceability.  This Settlement Agreement is a legal, valid and binding obligation of ViroPharma, enforceable against ViroPharma in accordance with its terms.

(iv)    Ownership of Released Claims.  ViroPharma has not assigned any part of the claims subject to the settlement and releases provided for by ViroPharma in this Settlement Agreement, and no party that is not bound by this Settlement Agreement owns any interest in any of such claims.

(b)    By PCAS.  PCAS hereby represents and warrants to ViroPharma as follows:

(i)    Existence and Good Standing.  PCAS is a corporation duly organized, validly existing and in good standing under the laws of France and has full corporate power and authority and legal right to execute, deliver and perform this Settlement Agreement.

(ii)    Due Authorization; Noncontravention.  PCAS’ execution, delivery and performance of this Settlement Agreement has been duly authorized by all corporate action required to be taken on the part of PCAS and will not violate, conflict with or result in a default (with or without notice or lapse of time or both) under (A) PCAS’ charter or bylaws, (B) any law, rule or regulation applicable to PCAS or any of its properties, (C) any provision of any order, injunction, judgment or decree of any court or governmental instrumentality entered against or binding upon PCAS or any of its properties, or (D) any material mortgage, indenture, contract or agreement or instrument to which PCAS is a party or by which PCAS or any of its properties is legally bound.

(iii)    Enforceability.  This Settlement Agreement is a legal, valid and binding obligation of PCAS, enforceable against PCAS in accordance with its terms.

(iv)    Ownership of Released Claims.  PCAS has not assigned any part of the claims subject to the settlement and releases provided for by PCAS in this Settlement

Agreement, and no party that is not bound by this Settlement Agreement owns any interest in any of such claims.

(c)    Survival of Representations and Warranties.    The respective rights of the Parties to assert any claim for indemnification under Section 8(a)(i) and Section 8(b)(i) of this Settlement Agreement for breach of any of the representations and warranties of the other Party contained in this Article 7 shall survive the execution and delivery of this Settlement Agreement for a period beginning on the date of this Settlement Agreement and ending on the thirtieth (30th) day after the expiration of the statute of limitations applicable to the subject matter addressed under the relevant representation and warranty (the “Survival Period”), and thereafter shall terminate and expire, except with respect to liabilities for any item as to which, on or before the close of business on the last day of the Survival Period, a Party shall have asserted a claim in writing against the other Party, in which case, the liability for such claim shall continue until it shall have been finally settled or adjudicated.

8.    Indemnification.

(a)    Indemnification by ViroPharma.    ViroPharma shall indemnify and hold harmless PCAS and any of PCAS’ Affiliates and each of their respective shareholders, directors, officers, agents and employees (collectively, “PCAS Indemnified Persons”) from and against any and all losses, costs, claims, liabilities, demands, fines, judgments, penalties, damages and expenses, including reasonable attorneys’ fees and expenses (collectively, the “Losses”) that the PCAS Indemnified Person may be required to pay one or more persons or entities other than any PCAS Affiliate arising out of or resulting from:

(i)    any breach of any of the representations or warranties made by ViroPharma in Section 7(a) of this Settlement Agreement;

(ii)    any breach by ViroPharma of any of the covenants or agreements made by ViroPharma in this Settlement Agreement;

except, in each case, to the extent caused by the negligence, recklessness, or wilful misconduct of a PCAS Indemnified Person.

(b)    Indemnification by PCAS.  PCAS shall indemnify and hold harmless ViroPharma and any of ViroPharma’s Affiliates and each of their respective shareholders, directors, officers, agents and employees (collectively, “ViroPharma Indemnified Persons”) from and against any and all Losses that the ViroPharma Indemnified Person may be required to pay one or more persons or entities other than any ViroPharma Affiliate arising out of or resulting from:

(i)    any breach of any of the representations or warranties made by PCAS in Section 7(b) of this Settlement Agreement;

(ii)    any breach by PCAS of any of the covenants or agreements made by PCAS in this Settlement Agreement;

except, in each case, to the extent caused by the negligence, recklessness, or wilful misconduct of a ViroPharma Indemnified Person.

(c)    Procedures.  After receipt by any PCAS Indemnified Party or any ViroPharma Indemnified Party, as applicable (the “Indemnified Party”) of any claim in respect of which such Indemnified Party will seek indemnification from the Party required to provide such indemnification under this Article 8 (the “Indemnifiying Party”), the Indemnified Party must, as a condition to the Indemnified Party’s right to indemnification under this Section 8, provide prompt written notice thereof to the Indemnifying Party (the “Claim Notice”); provided that any delay in providing such Claim Notice shall not relieve the Indemnifiying Party from any liability that it may have to the Indemnified Party under this Section 8 except to the extent that the Indemnified Party is materially prejudiced by such delay. The Claim Notice shall (A) specify in reasonable detail and in good faith the nature of the claim, (B) specify the amount or in good faith the estimate of the Losses being asserted and (C) state the basis under this Settlement Agreement for seeking such indemnification.

9.    Continuation of the Manufacturing Agreement.

The Manufacturing Agreement shall not expire or be cancelled or terminated by action of this Settlement Agreement.

10.    Future Supplies of API.

For a period of two years after the expiration or early termination of the Manufacturing Agreement for reasons other than a breach by PCAS (the “ROFO Period”), PCAS shall have a right of first offer to manufacture fifty percent (50%) of ViroPharma’s needs for API, Pleconaril or Starting Materials during the ROFO Period.

11.    Miscellaneous.

(a)    Expenses.  Each of the Parties shall each pay their own respective fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts, in connection with the subject matter of this Settlement Agreement and all other costs and expenses incurred in performing and complying with all obligations to be performed under this Settlement Agreement.

(b)    Voluntary Act; No Reliance.  Each of the Parties is entering into this Settlement Agreement voluntarily, without duress or undue influence. Each of the Parties acknowledges and confirms that (i) such Party has been represented in the negotiations for, and in the preparation of this Settlement Agreement by counsel or other professionals of their own respective choice, (ii) such Party has read this Settlement Agreement and has had this Settlement Agreement fully explained to it by such counsel or professionals, (iii) that such Party is fully aware of the contents of this Settlement Agreement and of this Settlement Agreement’s legal effect; and (iv) such Party is not relying upon and has not relied upon any representations, warranties and statements made by any of the other Parties in connection with such Party’s execution, delivery and performance of this Settlement Agreement other than the representations, warranties and statements expressly made by such other Party in Section 7(a) and Section 7(b) of this Settlement Agreement.

(c)    Amendment, Severability, Parties in Interest.  This Settlement Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties. If any provision of this Settlement Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Settlement Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Settlement Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Parties. Nothing in this Settlement Agreement, express or implied, is intended to confer on any Person other than: (i) the Parties, (ii) the PCAS Parties with respect to ViroPharma’s release under Section 3(a) of this Settlement Agreement, (iii) the PCAS Indemnified Parties with respect to ViroPharma’s indemnification obligations under Section 8(a) of this Settlement Agreement, (iii) the ViroPharma Parties with respect to PCAS’ release under Section 3(b) of this Settlement Agreement, and (iv) the ViroPharma Indemnified Parties with respect to PCAS’ indemnification obligations under Section 8(b) of this Settlement Agreement, and or their respective successors and assigns, heirs, administrators and personal representatives, any rights, remedies, obligations or liabilities under or by reason of this Settlement Agreement.

(d)    Waivers.  Any term or provision of this Settlement Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument expressly stated to be a waiver and duly executed by such Party. The failure of any Party at any time or times to require performance of any provision of this Settlement Agreement shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Settlement Agreement. The waiver of any condition or of the breach of any provision of this Settlement Agreement in one or more instances shall not operate or be construed as a waiver of any other condition or subsequent breach.

(e)    Notices.  All notices that are required or permitted under this Settlement Agreement shall be given in accordance with and governed by Section 14.7 of the Manufacturing Agreement.

(f)    Entire Settlement Agreement.  This Settlement Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the matters set forth in this Settlement Agreement and supersedes all prior agreements or understandings, oral and written, between the Parties or otherwise with respect to such matters.

(g)    Governing Law.  This Settlement Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania, U.S.A., without regard to the conflict of law principles thereof or of any other jurisdictions.

(h)    Counterparts.  This Settlement Agreement may be executed in any number of counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Settlement Agreement to produce or account for more than one such counterpart. This Settlement Agreement shall not be effective unless and until it has been signed by each of the Parties hereto.

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Settlement Agreement on the date first written above.

VIROPHARMA INCORPORATED	PCAS SA

/s/ Michel de Rosen	/s/ Jean Pierre Stephan
Michel de Rosen President & CEO	Jean Pierre Stephan President and Chief Executive Officer